FINANCIAL GRAVITY COMPANIES, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

SEPTEMBER 30, 2016 AND 2015

FINANCIAL GRAVITY COMPANIES, INC.
AND SUBSIDIARIES

SEPTEMBER 30, 2016 AND 2015
CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS	2

CONSOLIDATED STATEMENTS OF OPERATIONS	3

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY	4

CONSOLIDATED STATEMENTS OF CASH FLOW	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Financial Gravity Companies, Inc.

We have audited the accompanying consolidated balance sheets of Financial Gravity Companies, Inc. (the “Company”), as of September 30, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of September 30, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Whitley Penn LLP

Dallas, Texas

January 25, 2017

1

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

As of September 30,

	2016	2015

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$132,803	$801,542
Trade accounts receivable	78,843	40,948
Accounts receivable - related party	4,506	29,326
Prepaid expenses	32,239	16,103
Total current assets	248,391	887,919

OTHER ASSETS
Property and equipment, net	141,080	6,639
Investment	10,000	–
Customer relationships, net	33,675	–
Proprietary content, net	459,463	–
Trade name	69,300	–
Non-compete agreements, net	21,040	–
Deposits	–	50,000
Trademarks	22,592	20,174
Goodwill	1,094,702	662,967

	$2,100,243	$1,627,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$27,229	$82,703
Accounts payable - related party	–	2,300
Accrued expenses	103,654	46,400
Deferred revenue	32,739	–
Line of credit	19,732	–
Notes payable	93,397	–
Pre-merger payables	99,056	–
Total current liabilities	375,807	131,403

STOCKHOLDERS’ EQUITY
Common stock - 300,000,000 shares authorized; $0.001 par value	34,863	28,389
Additional paid-in capital	4,768,596	2,411,791
Accumulated deficit	(3,079,023)	(943,884)
Total stockholders’ equity	1,724,436	1,496,296

	$2,100,243	$1,627,699

The accompanying notes are in integral part of these consolidated financial statements.

2

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30,

	2016	2015

REVENUE
Investment management fees	$920,813	$747,869
Service income	1,750,613	547,806
Commissions	69,073	8,126
Rental income	16,500	6,000
Total revenue	2,756,999	1,309,801

OPERATING EXPENSES
Cost of services	75,378	76,828
Professional services	1,237,221	452,148
Depreciation and amortization	153,547	289
Impairment of goodwill	662,967	–
General and administrative	408,537	411,235
Management fees - related party	213,333	155,657
Marketing	402,402	232,904
Salaries and wages	1,730,278	947,132
Total operating expenses	4,883,663	2,276,193

Net operating loss	(2,126,664)	(966,392)

OTHER INCOME (EXPENSE)
Other income	–	27,383
Interest expense	(8,475)	(4,875)
Total other (expense) income	(8,475)	22,508

NET LOSS	$(2,135,139)	$(943,884)

EARNINGS PER SHARE - Basic and Diluted	$(0.07)	$(0.04)

The accompanying notes are in integral part of these consolidated financial statements.

3

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the years ended September 30, 2016 and 2015

	Number of Shares Issued and Outstanding	Common Stock Par Value Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at September 30, 2014	–	$–	$–	$–	$–

Common stock issued	21,150,000	21,150	(20,445)	–	705

Common stock issued under a private placement memorandum	5,625,000	5,625	1,869,375	–	1,875,000

Common stock issued to non-employee directors	300,000	300	99,700	–	100,000

Common stock issued on acquisition of Cloud9 Holdings, LLC	1,314,477	1,314	436,845	–	438,159

Gain on acquisition of BLI and PAG	–	–	26,316	–	26,316

Net loss	–	–	–	(943,884)	(943,884)

Balance at September 30, 2015	28,389,477	28,389	2,411,791	(943,884)	1,496,296

Common stock issued under a private placement memorandum	785,000	785	534,215	–	535,000

Common stock issued on acquisition of Tax Coach Software, LLC (shares placed in escrow)	6,000,000	6,000	1,898,620	–	1,904,620

Common stock surrendered by former officer	(2,926,294)	(2,926)	2,926	–	–

Common stock held by Pacific Oil Company (reverse merger)	2,614,717	2,615	(101,671)	–	(99,056)

Stock based compensation	–	–	22,715	–	22,715

Net loss	–	–	–	(2,135,139)	(2,135,139)

Balance at September 30, 2016	34,862,900	$34,863	$4,768,596	$(3,079,023)	$1,724,436

The accompanying notes are in integral part of these consolidated financial statements.

4

Financial Gravity Companies, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended September 30

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,135,139)	$(943,884)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	153,547	289
Impairment of goodwill	662,967	–
Forfeiture of deposit for failed acquisition	50,000	–
Write off of fixed assets	–	15,787
Stock based compensation	22,715	100,000
Changes in operating assets and liabilities, net of effects of purchase of subsidiaries
Trade accounts receivable	(22,420)	57,315
Accounts receivable - related party	30,228	(14,254)
Prepaid expenses	(16,136)	2,425
Accounts payable - trade	(55,474)	32,560
Accounts payable - related party	(2,300)	(48,700)
Accrued expenses	(12,230)	(112,056)
Deferred revenue	32,739	–
Net cash used in operating activities	(1,291,503)	(910,518)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for purchase of investment	(10,000)	–
Cash paid for purchase of property and equipment	(65)	(7,942)
Cash paid for purchase of MDP	–	(71,679)
Cash acquired upon acquisition of subsidiaries	57,025	53,190
Deposit for future acquisition	–	(50,000)
Purchases of trademarks	(2,419)	(20,174)
Net cash provided by (used in) investing activities	44,541	(96,605)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	24,391	–
Payments on line of credit	(900)	(55,000)
Borrowings on note payable	26,086	–
Payments on note payable	(6,354)	–
Payments on capital lease obligations	–	(12,040)
Proceeds from the sale of common stock	535,000	1,875,705
Net cash provided by financing activities	578,223	1,808,665

TOTAL (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(668,739)	801,542

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	801,542	–

CASH AND CASH EQUIVALENTS AT END OF YEAR	$132,803	$801,542

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$5,921	$4,401
Taxes	$–	$–

Non-cash activities:
Common stock issued upon acquisition of:
Cloud9 Holdings Company (Note 9)	$–	$438,159
Tax Coach Software, LLC (Note 9)	$1,904,620	$–
Net assets (liabilities) assumed for purchase of:
Cloud9 Holdings Company (Note 9)	$–	$(154,210)
Business Legacy, Inc. and Pollock Advisory Group, Inc. (Note 9)	$–	$26,316
Tax Coach Software, LLC (Note 9)	$809,918	$–
Payables owed by Pacific Oil Company	$(99,056)	$–
Equity in escrow to offset payables owed by legacy Pacific Oil Company	$99,056	$–
Transfer of capital lease obligation to the majority member	$–	$17,543

The accompanying notes are in integral part of these consolidated financial statements.

5

Financial Gravity Companies, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NATURE OF BUSINESS

Financial Gravity Companies, Inc. and Subsidiaries (“the Company”) is located in Allen, Texas. The wholly-owned subsidiaries of the organization include: Financial Gravity Holdings, Inc., Financial Gravity Operations, Inc., Financial Gravity Tax, Inc., Financial Gravity Wealth, Inc., Cloud9 Holdings Company, Financial Gravity Business, LLC, Financial Gravity Ventures, LLC., SASH Corporation (doing business as Metro Data Processing) and Tax Coach Software, LLC.

Financial Gravity Holdings, Inc. (“FGH”) was established on September 29, 2014 to engage in the acquisition and integration of financial and other businesses which will deliver a wide range of accounting, tax planning and management services to high net worth individuals and businesses in the Dallas/Fort Worth region, with further expansion into other markets in accordance with its long-term growth rate and strategic business plan.

Financial Gravity Operations, Inc. (“FGO”) was established as a wholly-owned subsidiary of FGH in Texas on September 29, 2014. FGO did not have any activity through September 30, 2014. Activity commenced in 2015 for FGO related to the management of operational expenses for the shared services of the subsidiaries.

Financial Gravity Business, LLC. (“FGB”) formerly Cloud9b2b, LLC (“Cloud9 B2B”) was acquired by Cloud9 Holdings Company effective December 31, 2014 and provides business consulting services to Small Business Owners that identify ways to leverage a business’ current assets (people, platforms and processes) and reduce exposure to risk, both short-term and long-term, while simplifying the business and increasing profitability. FGB does not have any financial activity through September 30, 2016.

Financial Gravity Ventures, LLC. (“FGV”) formerly Cloud9 Accelerator, LLC was acquired by Cloud9 Holdings Company effective December 31, 2014 and holds acquired companies and business assets until they are integrated into the main stream Financial Gravity business structure. FGV does not have any financial activity through September 30, 2016.

Effective January 1, 2015, Cloud9 assigned 100% of the membership interest in Cloud9 Accelerator, LLC and Cloud9b2b, to FGO.

Financial Gravity Tax, Inc. (“FG Tax”) formerly Business Legacy, Inc., (“BLI”) was acquired by FGO for no cost effective January 1, 2015 and is located in Allen, Texas. BLI is a bookkeeping, tax planning, tax preparation, and payroll service provider to small companies and individuals.

Financial Gravity Wealth, Inc. (“FG Wealth”) formerly Pollock Advisory Group, Inc., (“PAG”) was acquired by FGO for no cost effective January 1, 2015 and is a registered investment advisor, located in Allen, Texas. PAG provides asset management services.

SASH Corporation, an Oklahoma corporation doing business as Metro Data Processing (“MDP”) was acquired August 12, 2015. The purchase was made by Cloud9Accelerator, LLC. MDP is located in Tulsa, Oklahoma, and provides payroll services, software, and support solutions to business owners.

Tax Coach Software, LLC (“TCS”), was acquired effective October 1, 2015, and is an Ohio limited liability company. The purchase was made by FGH. TCS, located in Cincinnati, Ohio, provides three primary services including monthly subscriptions to the “Tax Coach” software system, coaching and email marketing services.

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting polices consistently applied in the preparation of the accompanying consolidated financial statement in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is as follows.

Basis of Consolidation

The consolidated financial statements include the accounts of FGH, FGO, Cloud9 (from the date of acquisition), including Cloud9b2b and Cloud9 Accelerator, LLC, PAG (from the date of acquisition), BLI (from the date of acquisition), TCS (from the date of acquisition), and MDP (from the date of acquisition), (collectively referred to as “the Company”). All significant intercompany accounts and transactions have been eliminated on consolidation.

6

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less, when purchased, to be cash equivalents. The Company maintains cash balances at several financial institutions located throughout the United States, which at times may exceed insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are carried at the invoiced amount less an estimate made for doubtful accounts based on management’s review of outstanding balances. The collectability of the Company’s accounts receivable is reviewed on an ongoing basis, using historical payment trends and a review of specific accounts. Accounts receivable are written off after all reasonable collection efforts have been exhausted and when management determines the amounts to be uncollectible. Recoveries of receivables previously written off are recorded when received. There was no allowance for doubtful accounts recorded as of September 30, 2016 and 2015.

In the normal course of business, the Company may extend credit to its customers, on an unsecured basis, substantially all of whom are located in the United States of America. The Company does not believe that they are exposed to any significant risk of loss on accounts receivable.

Prepaid Expenses

Prepaid expenses consist of expenses the Company has paid for prior to the service or good being provided. These prepaid expenses will be recorded as expense at the time the service has been provided.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to earnings over their estimated service lives by the straight-line method.

Maintenance and repairs are charged to earnings as incurred; major repairs and replacements are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Property and equipment operated under material leases which transfer substantially all benefits and risks associated with the assets to the Company are capitalized. An asset and liability equal to the present or fair value, if appropriate, of minimum payments over the term of the leases are recorded. Amortization of the asset is computed using the straight-line method. Expenses associated with all other leases (operating leases) are charged to income as incurred.

Customer Relationships

The customer relationships acquired from the TCS purchase have been recognized in the accompanying consolidated balance sheets at $44,900, the value attributed to it on the date of the purchase (see Note 9). The customer relationships are being amortized on a straight-line basis over a four-year estimated life. During the year ended September 30, 2016, the Company recorded amortization expense of $11,225 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2016 was $11,225.

Future amortization of customer relationships is estimated to be as follows for the years ended September 30:

2017	$11,225
2018	11,225
2019	11,225
$33,675

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Proprietary Content

The proprietary content acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $525,100, the value attributed to it on the date of the purchase (see Note 9). The proprietary content is being amortized on a straight-line basis over an eight-year estimated life. During the year ended September 30, 2016, the Company recorded amortization expense of $65,638 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2016 was $65,638.

Future amortization of proprietary content is estimated to be as follows for the years ended September 30:

2017	$65,638
2018	65,638
2019	65,638
2020	65,638
2021	65,638
Thereafter	131,273
$459,463

Trade Name

The trade name acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $69,300, the value attributed to it on the date of the purchase (see Note 9). Management has determined that the trade name has an indefinite life and does not consider the value of the trade name recorded in the accompanying consolidated balance sheet to be impaired as of September 30, 2016.

Prospect List

The prospect list acquired as a part of the TCS purchase has been recognized in the accompanying consolidated balance sheets at $53,800, the value attributed to it on the date of the purchase (see Note 9). The prospect list is being amortized on a straight-line basis over a one-year estimated life. During the year ended September 30, 2016, the Company recorded the full amortization expense of $53,800 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2016 was $53,800.

Non-compete Agreements

Non-compete agreements established as a part of the TCS purchase have been recognized in the accompanying consolidated balance sheets at $26,300, the value attributed to them on the date of the purchase (see Note 9). The non-compete agreements are being amortized on a straight-line basis over the five-year term of the non-compete clause of the agreement. During the year ended September 30, 2016, the Company recorded amortization expense of $5,260 on this intangible asset, which is included in depreciation and amortization expense in the accompanying consolidated statements of operations. Accumulated amortization at September 30, 2016 was $5,260.

Future amortization of the non-compete agreements is estimated to be as follows for the years ended September 30:

2017	$5,260
2018	5,260
2019	5,260
2020	5,260
$21,040

Trademarks

The Company accounts for trademarks in accordance with GAAP and accordingly, trademarks are stated at cost. Trademarks with indefinite lives are not amortized but are tested for impairment at least annually. Management has determined that the trademarks have an indefinite life and do not consider the value of trademarks recorded in the accompanying consolidated balance sheet to be impaired as of September 30, 2016 and 2015.

8

Goodwill

Goodwill represents the excess of the value of the purchase price and related costs over the identifiable assets from business acquisitions. The Company conducts an annual impairment assessment, at the reporting unit level, of its recorded goodwill. The Company assesses qualitative factors in order to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The qualitative factors evaluated by the Company include: macro-economic conditions of the local business environment, overall financial performance, and other entity specific factors as deemed appropriate. If, through this qualitative assessment, the conclusion is made that it is more likely than not that a reporting unit’s fair value is less than its carrying amount, a two-step impairment test is performed. Management determined, by assessing the qualitative factors, that it is more likely than not that the fair value of the reporting unit is greater than its carrying value. Management does not consider the value of goodwill recorded for TCS in the accompanying consolidated balance sheet to be impaired as of September 30, 2016, and 2015. However, goodwill attributed to Cloud9 and MDP was deemed to be impaired as that business offering has been discontinued.

The fair values of the assets acquired and liabilities assumed were determined primarily using the income approach, which determines the fair value for the asset based on the present value of cash flows projected to be generated by the asset. Projected cash flows are discounted at a rate of return that reflects the relative risk of achieving the cash flow and the time value of money. The fair value of relationships were determined by projecting expected cash flows and subtracting the portion of the cash flow derived by the relevant contributory assets.

The accompanying consolidated balance sheets, consolidated statements of operations, changes in stockholders’ equity and cash flows include the results of operations of the acquired subsidiaries from the date of acquisition.

Goodwill consists of the following:

Goodwill at September 30, 2014	$–
Goodwill generated from acquisition of Cloud9 (see note 9)	592,369
Goodwill generated from acquisition of MDP (see note 9)	70,598
Goodwill at September 30, 2015	662,967
Goodwill generated from acquisition of TCS (see note 9)	1,094,702
Impairment of Cloud9	(592,369)
Impairment of MDP	(70,598)
Goodwill at September 30, 2016	$1,094,702

Income Taxes

The Company accounts for Federal and state income taxes pursuant to GAAP, which requires an asset and liability approach for financial accounting and reporting for income taxes based on tax effects of differences between the financial statement and tax basis of assets and liabilities.

The Company accounts for all uncertain tax positions in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740 – Income Taxes (“ASC 740”). ASC 740 provides guidance on de-recognition, classification, interest and penalties and disclosure related to uncertain income tax positions. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense. There was no accrued interest or penalties as of September 30, 2016 and 2015.

From time to time, the Company is audited by taxing authorities. These audits could result in proposed assessments of additional taxes. The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s Federal returns since 2014 are still subject for examination by taxing authorities.

Earnings Per Share

Basic earnings per common share is computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Average number of common shares were 31,626,189 and 24,769,739 for years ended September 30, 2016 and 2015, respectively.

For the years ended September 30, 2016 and 2015, approximately 2,200,346 and 1,500,996 common stock options, respectively, were not added to the diluted average shares because inclusion of such shares would be antidilutive.

Revenue Recognition

FG Wealth generates investment management fees for services provided by the Company. Investment management fees include fees earned from assets under management by providing professional services to manage client investments.

FG Tax and MDP generate service income from its consulting and other professional services performed.

9

Commission revenue is derived from the sale of annuities and premiums on life insurance policies held by third parties. The revenue is recognized at the time the policy is issued.

Revenue represents gross billings less discounts, and are net of sales taxes, as applicable. Amounts invoiced for work not yet completed are shown as deferred revenue in the accompanying consolidated balance sheets.

TaxCoach Software has 3 types of services that are charged and collected on a month to month subscription basis (TaxCoach basic membership, All-Stars coaching, and Wire Service weekly broadcast email). None of these programs come with a long-term commitment or contract, and there is no up-front payment beyond the monthly subscription fee.  Cancellations are processed within the month requested and memberships are closed at the end of the period for which the most recent payment was made.  Members are not entitled to refunds for unused memberships.

Advertising

Advertising costs are charged to operations when incurred. Advertising and marketing expense was $402,402 and $232,904 for the years ended September 30, 2016 and 2015, respectively.

Stock-Based Compensation

The Company recognizes the fair value of the stock-based compensation awards as wages in the accompanying statements of operations on a straight-line basis over the vesting period based on the Black-Scholes option pricing model based on a risk free rate from 0.70% in 2015 and 0.97% in 2016, dividend yield of 0%, expected life of 2 years and volatility of 1.00.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the Company will need to manage additional asset units under contract and/or additional financing to fully implement its business plan, including continued growth and establishment of a stronger brand.

The Company is actively seeking growth of its service offerings, both organically and via new client relationships. Management, in the ordinary course of business, is trying to raise additional capital through sales of common stock as well as seeking financing via equity or debt, or both from third parties. There are no assurances that additional financing will be available on favorable terms, or at all. If additional financing is not available, the Company will need to reduce, defer or cancel development programs, planned initiatives and overhead expenditures. The failure to adequately fund its capital requirements could have a material adverse effect on the Company’s business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing will result in additional dilution to the Company’s stockholders, and incurring additional indebtedness could involve an increased debt service cash obligation, the imposition of covenants that restrict the Company’s operations or the Company’s ability to perform on its current debt service requirements. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Future Accounting Pronouncements

In April 2015, the FASB issued ASU No. 2015-15, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, part of the FASB’s simplification initiative. ASU 2015-15 requires companies to present debt issuance costs the same way they currently present debt discounts, as a direct deduction from the carrying value of that debt liability. ASU 2015-15 does not impact the recognition and measurement guidance for debt issuance costs. ASU 2015-15 is effective for fiscal years beginning after December 15, 2015.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, part of the FASB’s simplification initiative. ASU 2015-17 requires companies to classify deferred tax liabilities and assets as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2018.

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In February 2016, the FASB issued ASU Update No. 2016-02 Leases (Topic 842). Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 is effective for the years beginning after December 15, 2018 and for all periods presented. Early application of the amendments in this ASU is permitted.

In March 2016, the FASB issued ASU Update No. 2016-07, Investments – Equity Method and Joint Ventures (Topic 323). The amendments in this Update eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. ASU 2016-07 is effective for the years beginning after December 15, 2016. Early application of the amendments in this ASU is permitted.

In March 2016, the FASB issued ASU Update No. 2016-08, Revenue From Contracts with Customers (Topic 606). The amendments in this Update are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by clarifying the criteria in determining a principal versus agent relationship. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, an entity should apply the following five steps: (1) identify contracts with customers, (2) identify the performance obligations in the contracts, (3) determine the transaction price, (4) allocate the transaction price to the performance obligation in the contract, and (5) recognize revenue as the entity satisfies performance obligations. The new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. We are currently evaluating what impact adoption of this guidance will have on our financial position, results of operations, cash flows and disclosures.

In March 2016, the FASB issued ASU Update No. 2016-09, Compensation – Stock Compensation (Topic 718). The amendments in this Update are to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company has yet to do a full analysis on the impact this will have but will do during the next fiscal year.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30:

	Estimated Service Lives	2016	2015
Furniture and fixtures	5 years	$6,994	$6,928
Internally developed software	10 years	152,000	–
		158,994	6,928
Less accumulated depreciation and amortization		17,914	289
		$141,080	$6,639

Depreciation expense was $17,625 and $289 during the years ended September 30, 2016 and 2015, respectively.

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3.	TRADEMARKS

Trademarks consist of the following:

Trademarks at September 30, 2014	$–
Trademarks purchased from related party at cost	16,272
Trademarks purchased at cost	3,902
Trademarks at September 30, 2015	20,174
Trademarks purchased at cost	2,418
Trademarks at September 30, 2016	$22,592

4.	LINE OF CREDIT

The Company has a revolving line of credit with Wells Fargo Bank, N.A. in the amount of $55,000. Amounts drawn under this line of credit are due on demand, and monthly interest and principal payments are required. The interest rate on the line of credit is 7.5%. This line of credit is collateralized by the personal guarantee of the majority stockholder. Line of credit balance was $19,732 and $-0- for the years ended September 30, 2016 and 2015, respectively.

5.	NOTES PAYABLE

With the acquisition of Tax Coach Software, LLC, the Company also acquired a promissory note payable to The Huntington National Bank. The note permits maximum borrowings of $100,000. Interest is paid monthly at prime plus 1.25% and the balance is due on demand. The facility matures in February 2017, is collateralized by substantially all assets of Tax Coach Software, LLC, and is secured by a personal guarantee from Keith VandeStadt, a significant stockholder of the Company. The balance outstanding under this note payable was $93,397 and $0 at September 30, 2016 and 2015, respectively.

6.	ACCRUED EXPENSES

Accrued expenses consist of the following at September 30:

	2016	2015
Accrued payroll	$44,327	$35,778
Accrued operating expenses	59,077	7,615
Deferred rent	250	3,007
	$103,654	$46,400

7.	INCOME TAXES

The Company elected C Corporation tax status upon inception in 2014. Net operating losses (“NOL”) since that date total $3,079,023 as of September 30, 2016, and may be carried forward to offset future taxable income; accordingly, no current provision for income tax has been recorded in the accompanying statements of operations. NOL carry-forward benefits begin to expire in 2035.

The following table summarizes the difference between the actual tax provision and the amounts obtained by applying the statutory tax rates to the income or loss before income taxes for the years ended September 30:

	2016		2015
Tax benefit calculated at statutory rate	35%		35%
Changes to valuation allowance	(35%	)	(35%	)
Provision for income taxes	0%		0%

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A deferred tax liability or asset is determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. Deferred tax expense or benefit in the accompanying consolidated statements of operations are the result of changes in the assets and liabilities for deferred taxes. The measurement of deferred tax assets is reduced, if necessary, by the amount for any tax benefits that, based on available evidence, are not expected to be realized. Income tax expense is the current tax payable or refundable for the year plus or minus the net change in the deferred tax assets and liabilities. Deferred income taxes of the Company arise from the temporary differences between financial statement and income tax recognition of NOL carry-forwards.

The deferred tax assets and liabilities in the accompanying consolidated balance sheets include the following components at September 30:

	2016	2015
Net non-current deferred tax assets:
Net operating loss carry-forward	$924,304	$330,359

Net non-current deferred tax liabilities:
Intangible assets	109,471	–

Net	814,833	330,359
Less valuation allowance	(814,833)	(330,359)
Net deferred taxes	$–	$–

8.	COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS

Leases

The Company conducts operations from leased premises. Some of these leases provide for payment of taxes, insurance, utilities and maintenance. The Company also leases certain equipment under operating leases. Total rent expense for the years ended September 30, 2016 and 2015 was $89,150 and $86,149, respectively. Rent expense is recorded on a straight-line basis over the term of the lease. The difference between rental expense and rental payments is recorded as deferred rent within accrued expenses in the accompanying consolidated balance sheets. Management expects that in the normal course of business, leases will be renewed or replaced by other leases.

2017	$81,902
2018	68,400
2019	5,700
$156,002

Deposits

Deposits represented a down payment of $50,000 made on a potential purchase at September 30, 2015. The application of the deposit to the purchase price was contingent upon the completion of the acquisition. This acquisition did not take place and this deposit was ultimately forfeited during the year ended September 30, 2016.

Contingencies

Under the terms of the TCS purchase agreement, the common stock issued has been placed in escrow. The sellers maintain the right to unwind this transaction under certain conditions (see Note 9).

Pacific Oil Company still has some outstanding payables that the previous owners are in process of liquidating. Those liabilities have been shown here but are expected to be settled by the previous owners. However, shares of the Company are being held in escrow to cover the chance that these liabilities will ultimately have to be settled by the Company.

Legal Proceedings

From time to time, we are a party to or otherwise involved in legal proceedings, claims and other legal matters, arising in the ordinary course of our business or otherwise. A subsidiary of the Company is currently involved in one legal proceeding, the outcome of which will not be material to our ability to operate or market our services, our consolidated financial position, results of operations or cash flows.

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9.	BUSINESS ACQUISITIONS

Business Acquisition – Cloud9

Effective December 31, 2014, the Company completed the acquisition of Cloud9, a business consulting firm located in Allen, Texas. Under the terms of the acquisition, the Company acquired 100% of Cloud9’s stock in a stock exchange. Total stock exchanged during the year ended September 30, 2015, was approximately 1,314,477 shares, at par value of $0.001 per share, from the Company for all 40,000,000 shares of Cloud9. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

The transaction resulted in recording liabilities and goodwill at a fair value of $592,369 as follows:

Common stock issued in stock exchange	$438,159
Net liabilities assumed	154,210
Total value of the goodwill generated on acquisition	$592,369

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$30,840
Accounts receivable	22,039
Prepaid expenses and deposits	7,000
Total tangible assets	59,879

Liabilities assumed:
Accounts payable	30,407
Accounts payable - intercompany eliminated upon consolidation	51,000
Accounts payable - related party	132,682
Total liabilities	214,089

Net acquired liabilities	$(154,210)

The primary asset acquired from Cloud9 is the expertise of Cloud9, which the Company believes it will be able to leverage in maximizing the benefits of consulting with customers. As of September 30, 2015, these factors contributed to a purchase price in excess of the fair value of Cloud9’s tangible assets acquired, and, as a result, the Company has recorded goodwill in the amount of $592,369 in connection with this transaction which is recorded in the accompanying consolidated balance sheets.

As noted in Note 1, the Company reviewed the enterprise value of the Cloud9 entity in fiscal 2016 and determined that the value of Goodwill that was acquired was no longer supported. As such, $592,369 was written off during the year ended September 30, 2016.

Business Acquisition – Business Legacy, Inc. and Pollock Advisory Group, Inc.

Effective January 1, 2015 Financial Gravity Operations, Inc. completed the acquisition of Business Legacy, Inc. and Pollock Advisory Group, Inc., related financial services firms located in Allen, Texas. Under the terms of the acquisition, the Company acquired 100% of stock of Business Legacy, Inc. and Pollock Advisory Group, Inc., wholly-owned entities of the majority stockholder of Financial Gravity Holdings, Inc. for no cost.

The transaction resulted in recording a gain within APIC (as the entities were under common control) of $26,316 as follows:

Net assets acquired	$26,316
Total gain on bargain purchase generated at acquisition of entities under common control	$26,316

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The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$22,350
Accounts receivable	73,321
Accounts receivable - related party	9,272
Prepaid expenses	11,528
Fixed assets	32,316
Total tangible assets	148,787

Liabilities assumed:
Accounts payable	15,505
Accrued expenses	22,383
Line of credit	55,000
Capital lease obligations	29,583
Total liabilities	122,471

Net acquired assets	$26,316

The primary asset acquired from Business Legacy, Inc. and Pollock Advisory Group is the expertise in the respective area of service. The Company believes they will be able to leverage this expertise in maximizing the benefits of consulting with customers. The acquisition of these two entities increases the additional services the Company can provide to high net worth individuals and business in accordance with the strategic business plan of the Company.

Business Acquisition – SASH Corporation d.b.a. Metro Data Processing

Effective August 12, 2015, the Company completed the acquisition of SASH Corporation, an Oklahoma corporation doing business as MDP. The purchase was made by a subsidiary of the Company, Cloud9 Accelerator, LLC. Under the terms of the acquisition, the Company agreed to purchase 100% of stock of MDP for $75,800. The terms also require two employees of MDP to continue working in their current role for a period of not less than 12 months and not less than 6 months for compensation of an amount that is not less than $30,000 and $24,000, respectively. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

MDP, located in Tulsa, Oklahoma, provides payroll services, software, and support solutions to business owners. The transaction resulted in recording assets and goodwill at a fair value of $70,598 as follows:

Cash consideration	$75,800
Less: net assets acquired	(5,202)
Total value of the goodwill generated on acquisition	$70,598

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$4,121
Accounts receivable	2,903
Accounts receivable - other	5,800
Total tangible assets	12,824

Liabilities assumed:
Accounts payable	7,622
Total liabilities	7,622

Net acquired assets	$5,202

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The primary asset acquired from MDP is the expertise in the respective area of service. The Company believes they will be able to leverage the expertise of MDP as a payroll service provider in Oklahoma which will also allow for an expansion of services to provide further access to high net worth individuals and businesses beyond the Dallas/Ft. Worth area in accordance with the strategic business plan of the Company.

As noted in Note 1, the Company reviewed the enterprise value of the MDP entity in fiscal 2016 and determined that the value of Goodwill that was acquired was no longer supported. As such, $70,598 was written off during the year ended September 30, 2016.

Business Acquisition – Tax Coach Software, Inc.

Effective October 1, 2015, the Company completed the acquisition of Tax Coach Software, LLC, an Ohio limited liability company (“Tax Coach Software”). The purchase was made by Financial Gravity Holdings, Inc. Under the terms of the acquisition, the Company acquired 100% of Tax Coach Software’s stock in a stock exchange. Total stock exchanged was 6,000,000 shares (as amended), at par value of $0.001 per share, from the Company for 100% of the shares of Tax Coach Software. Goodwill, as a result of this acquisition, is not deductible for tax purposes.

Certificates representing the shares were required to be deposited in escrow as of the effective date of the acquisition. As part of the purchase agreement documentation, the Sellers maintained the right to unwind the transaction under certain conditions as described. The Sellers also retained all rights as shareholders while shares were held in escrow, including the right to vote. Under the escrow agreement, if the average daily closing price of the shares for any continuous 10-day trading period equals or exceeds $1.00 during the thirty-six months following October 28, 2015, the Company had the right to cause the shares deposited in escrow to be distributed to the Sellers, terminating any right to unwind the transaction. If the shares did not trade as to provide a closing price during the thirty-six months following October 28, 2015 or if the average daily closing price of the shares for any continuous 10-day trading period failed to equal or exceed $1.00 during the thirty-six months following October 28, 2015, then no later than five days following the conclusion of the thirty-six month period, the Sellers would have the right to unwind the acquisition of Tax Coach Software by the Company and the Company would immediately transfer the ownership of Tax Coach Software back to the Sellers in exchange for the return of common stock issued during the acquisition. The closing price was defined as the last closing trade price for the shares on an electronic bulletin board as reported by Bloomberg or on the NASDAQ Capital Market or the highest bid price as reported on “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If listed for trading on the American or New York Stock Exchange during the thirty-six months following October 28, 2015 it will be deemed to meet the $1.00 benchmark.

On November 11, 2016, the parties to the escrow agreement agreed (in a Company Distribution Notice) that the average daily closing price of the shares had exceeded the $1.00 threshold and accordingly, the shares were released from escrow and the right to unwind the Tax Coach Software acquisition transaction terminated.

Three employment agreements were made as a condition to the acquisition. Each agreement has an effective date as of November 1, 2015 and is effective for a period of three years. Two employee agreements include a base salary of $42,000 per year, per employee. These same two agreements, include a bonus that is calculated, for each employee, as the sum of 40% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 20% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. One employee agreement includes a base salary of $60,000 per year. This same agreement, includes a bonus that is calculated as the sum of 20% of the gross profit of Tax Coach Software for all revenues that exceed $850,000 and are less than $950,000 and 10% of the gross profit of Tax Coach Software for all revenues earned in excess of $950,000. Gross profit is determined in accordance with generally acceptable accounting principles, net of other amounts paid under employment and consulting agreements. The agreements also include other certain termination and non-compete clauses. Compensation during the month of October 2015 to be paid to the three employees totals an aggregate amount of $49,150. Three consulting agreements were made as a condition to the acquisition. Two agreements require certain services at a fixed fee of $17,000 per month, per agreement, commencing on November 1, 2015 with a 90-day termination clause. One agreement requires certain services at a fixed fee of $3,500 per month, commencing on November 1, 2015 with a 90-day termination clause. $444,650 in professional fees were paid under these 3 agreements in the year ended September 30, 2016.

Tax Coach Software, located in Cincinnati, Ohio, provides three primary services including monthly subscription revenue from the “Tax Coach” software system, coaching revenue and email marketing services for customers.

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The transaction resulted in a fair value of the acquisition of $1,094,702 as follows:

Common stock issued in stock exchange at a value of $0.25 per share (as amended)	$1,500,020
Additional paid in capital for the escrow agreement provision	404,600
Total value of the goodwill generated on acquisition	1,904,620

Intangible assets acquired	(719,400)
Net tangible assets acquired	(90,518)
Total assets acquired	(809,918)

Total fair value of acquisition	$1,094,702

The intangible assets were as follows:

Customer relationships	$44,900
Proprietary content	525,100
Trade name	69,300
Prospect list	53,800
Non-compete agreements	26,300
Total intangible assets	$719,400

The tangible assets acquired and liabilities assumed were as follows:

Assets acquired:
Cash	$57,025
Accounts receivable	15,476
Accounts receivable - other	5,408
Internally developed software	152,000
Total tangible assets	229,909

Liabilities assumed:
Accrued expenses	69,485
Line of credit	69,906
Total liabilities	139,391

Net acquired assets	$90,518

The primary asset acquired from Tax Coach Software is the proprietary content which includes a comprehensive platform of tax planning strategies including marketing and instructional guides. TCS will provide the Company with expertise in areas of service which expand beyond the Company’s current service areas. The Company believes they will also be able to leverage the use of the proprietary content in maximizing the benefits of consulting with customers. The acquisition of this entity increases the additional services the Company can provide to high net worth individuals and business in accordance with its strategic business plan.

Supplemental Unaudited Pro Forma Information

As noted above, all acquisitions were completed prior to or as of October 1, 2015. Accordingly, fiscal year 2016 includes the full impact of all the acquisitions. The fiscal year 2015 acquisitions were effective at various parts of the year, and had each of the acquisitions been effective on October 1, 2015, the revenue and net income/(loss) would be as follows:

	As Reported	Cloud9	BLI	PAG	MDP	TCS	Pro Forma
	FY 2015	10/1/14 - 12/30/14	10/1/14 - 12/30/14	10/1/14 - 12/31/14	10/1/14 - 8/11/15	10/1/14 - 9/30/15	FY 2015
Total Revenue	$1,309,801	$61,800	$340,403	$222,925	$102,550	$860,805	$2,898,284

Net (Loss) / Income	$(943,884)	$(9,024)	$(52,446)	$62,548	$12,468	$395,007	$(535,331)

TCS net income includes expenses for the amortization of the definite lived intangibles of $82,123. Operating expenses recognized in fiscal year 2015 were approximately $4,000 for MDP and $660 for Cloud9. The BLI and PAG acquisitions each had immaterial amounts of operating expenses associated with them. Operating expenses recognized in fiscal year 2016 were approximately $44,000 for TCS.

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10.	STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share.

Preferred Stock

The Company does not have a preferred stock authorization in its articles of incorporation.

Financial Gravity Holdings, a subsidiary of the Company, has authorized the issuance of up to 10,000,000 shares of preferred stock, by action of the Board of Directors. The preferred stock authorization has not been formalized via the filing of an amendment to the certificate of formation of Financial Gravity Holdings. The rights and obligations of the preferred stock are as determined by the Board of Directors at the time of issuance.

For each of the Company and Financial Gravity Holdings, its subsidiary, no preferred shares are issued or outstanding as of September 30, 2016 and 2015, respectively.

Private Placement Memorandum, Financial Gravity Holdings

On October 31, 2014, Financial Gravity issued a private placement memorandum (“PPM”) for stock purchases of up to 2,000,000 shares of common stock at a cost of $1.00 and a par value of $0.00001, with a minimum purchase level of $50,000 per investor. The subscription period initially expired June 30, 2015, however, the Board of Directors extended the offering period indefinitely, and increased the number of shares authorized for sale under the PPM incrementally to accommodate additional investor interest.

During the years ended September 30, 2016 and 2015, 785,000 shares and 5,625,000 shares, respectively, were issued under the PPM for $535,000 and $1,875,000 of additional paid-in capital at September 30, 2016 and 2015, respectively.

Additional Common Stock Issuances, Financial Gravity Holdings

During the year ended September 30, 2015, Financial Gravity Holdings issued 21,150,000 shares of common stock in addition to the shares sold under the PPM and common shares issued in connection with the Cloud9 Holding Company acquisition that were discussed above. Also during September 30, 2015, 300,000 common shares were issued to two non-employee directors.

During the year ended September 30, 2016, one of the founding members of Financial Gravity Holdings forfeited 2,926,294 common shares, in addition to the issuance of shares sold under the PPM and common shares issued in connection with the Tax Coach Software, LLC acquisition, both of which are discussed above.

Subsequent to September 30, 2016, Financial Gravity Holdings has sold 350,000 shares of common stock.

Stock Split, Financial Gravity Holdings

Effective October 20, 2015, Financial Gravity Holdings declared a three for one stock split of its common stock. Upon the stock split, every one share of common stock issued and outstanding was automatically reclassified and converted into three shares of common stock. The common stock retained a par value of $0.00001 per share.

11.	STOCK OPTION PLAN

Effective February 27, 2015, the Company established the 2015 Stock Option Plan (the “Plan”). The Board of Directors of the Company has the authority and discretion to grant stock options. The maximum number of shares of stock that may be issued and exercised under the Plan is 9,000,000. Eligible individuals include any employee of the Company or any director, consultant, or other person providing services to the Company. The expiration date and exercise price are as established by the Board of Directors of the Company. No option may be issued under the Plan after February 27, 2017.

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Stock option activity is summarized as follows:

	2016				2015
	Shares Under Option	Value of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Shares Under Option	Value of Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding - beginning of year	1,500,996	$7,359	$0.33		–		$–	–
Granted	1,024,400	$19,677	1.00	111 months	1,520,196	$7,649	0.33	119 months
Exercised	–		–	–	–		–	–
Canceled or expired	325,050	$4,907	0.33	–	19,200	$290	0.33	–
Outstanding - end of year	2,200,346	$22,129	0.64	109 months	1,500,996		0.33	119 months

Exercisable - end of year	2,200,346		0.64	109 months	–		–	–

All outstanding stock options at September 30, 2016 became immediately vested upon the completion of the reverse merger with Pacific Oil Company. Total compensation expense included in salaries and wages of previously unamortized stock compensation was $22,715 and $0 for the years ended September 30, 2016 and 2015, respectively.

12.	RELATED PARTY TRANSACTIONS

Effective December 31, 2014, the Company acquired Cloud9 (see Note 9). The majority stockholder of Cloud9 Holdings Company is also a stockholder of the Company.

Effective January 1, 2015, the Financial Gravity Operations, Inc. also acquired BLI and PAG (see Note 9). BLI and PAG were acquired at no cost from a major stockholder of FGH.

Account receivable due for services performed for a related party, included in accounts receivable – related party in the accompanying consolidated balance sheets was $-0- and $27,267 as of September 30, 2016, and 2015.

Accounts receivable due from the majority stockholder of the entity, included in accounts receivable – related party in the accompanying consolidated balance sheets was $4,506 and $2,059 as of September 30, 2016, and 2015.

The Company also has a payable due to a stockholder related to payment for services provided and repayment for goods (as incurred through the acquisition of Cloud9) and services purchased on behalf of the Company of approximately $-0- and $2,300 as of September 30, 2016 and 2015. This is included in the consolidated balance sheets as accounts payable - related party.

Management fees paid to the majority stockholder of the entity, included as management fees - related party in the accompanying consolidated statement of operations were $213,333 and $155,657 for fiscal 2016, and 2015.

A board member who is also a stockholder provided services to the Company. Expenses for these services totaled $49,000 and $9,020 for the years ending September 30, 2016, and 2015, respectively, and were included as general and administrative expenses in the accompanying consolidated statement of operations.

13.	SUBSEQUENT EVENTS

In addition to the 350,000 common shares issued subsequent to September 30, 2016 for $350,000 and the Company has issued 150,000 warrants exercisable for $206,250.

In December 2016, the Company’s board authorized 20 million shares to be made available under a new Stock Option Plan.

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